DESIGNATED FILER:          Peter B. Doyle
ISSUER NAME AND TICKER:    FRMO Corp. (FRMO)
TITLE OF SECURITY:         Common stock $0.001 par value
TRANSACTION DATE:          3/5/04
SECURITIES DISPOSED OF:    189,000


                                                                    AMOUNT OF SECURITIES
                                                                     BENEFICIALLY OWNED
                    TRANSACTION  TRANSACTION   SECURITIES            FOLLOWING REPORTED
REPORTING PERSONS       DATE         CODE      DISPOSED OF  PRICE        TRANSACTION       ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
Steve Bregman          3/5/04         S          57,229     $ 1.00             6,636,552   470 Park Avenue South, 4th Floor So.,
                                                                                           New York, NY 10016
John Meditz            3/5/04         S          57,229       1.00             6.636,552   470 Park Avenue South, 4th Floor So.,
                                                                                           New York, NY 10016
Peter Doyle            3/5/04         S          31,128       1.00             3,609,706   470 Park Avenue South, 4th Floor So.,
                                                                                           New York, NY 10016
Thomas Ewing           3/5/04         S          29,522       1.00             3,423,443   1228 East Morehead Street, Ste. 102,
                                                                                           Charlotte, NC 28204
Catherine Bradford     3/5/04         S           9,791       1.00             1,135,350   801 Ardsley Road, Charlotte, NC 28207
Katherine Ewing        3/5/04         S           4,101       1.00               475,615   3908 Pomfrey Lane, Charlotte, NC 28211
                                              ---------             --------------------
                                                189,000                       21,917,218
                                              ---------             --------------------